EXHIBIT 99.1 -- Independent Accountant's Servicing Report for year ended


a)

[ERNST & YOUNG logo]

                      Ernst & Young LLP            Phone: (720) 931-4000
                      Suite 3300                   Fax:   (720) 931-4444
                      370 17th Street              www.ey.com
                      Denver, Colorado 80202-5663







                  Report of Independent Accountants



Board of Directors
Aurora Loan Services Inc.


We have examined management's assertion, included in the accompanying report titled Report of Management, that Aurora Loan Services Inc. (the Company) complied with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP) during the year ended November 30, 2004. Management is responsible for the Company's compliance with those requirements. Our responsibility is to express an opinion on management's assertions about the Company's compliance based on our examination.

Our examination was made in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with specified requirements.

In our opinion, management's assertion that the Company complied with the aforementioned requirements during the year ended November 30, 2004 is fairly stated, in all material respects.

This report is intended solely for the information and use of the Board of Directors, management, the U.S. Department of Housing and Urban Development, the Government National Mortgage association, and the Company's private investors and is not intended to be and should not be used by anyone other than these specified parties.


                                          /s/ Ernst & Young LLP


February 11, 2005

b)

                           [PFSJ logo]
                Payne Falkner Smith & Jones, P.C.
                  Certified Public Accountants




    Report of Independent Auditors on Compliance with Requirements of the Uniform Single Attestation Program for Mortgage Bankers


Board of Directors and Stockholder
of Colonial Savings, F.A.

We have examined management's assertion about Colonial Savings, F.A. ("Colonial") compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP") as of and for the year ended September 30, 2004, included in the accompanying management's assertion about Colonial's compliance based on our examination.

Our examination was made in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about Colonial's compliance with the minimum servicing standards and performing such other procedures, as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on Colonial's compliance with the minimum servicing standards.

In our opinion, management's assertion that Colonial complied with the aforementioned minimum servicing standards as of and for the year ended September 30, 2004, is fairly stated, in all material respects.


/s/ Payne Falkner Smith & Jones, P.C.

November 10, 2004

c)

[KPMG logo]
		KPMG LLP
		2500 Ruan Center
		666 Grand Avenue
		Des Moines, IA 60309


		Independent Accountants' Report


The Board of Directors
Wells Fargo Home Mortgage, a
division of Wells Fargo Bank, NA:


We have examined management's assertion, included in the accompanying Assertion of Management of Wells
Fargo Home Mortgage, a division of Wells Fargo Bank,
N.A. (the Company), that the Company complied with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform
Single Attestation Program for Mortgage Bankers (USAP) as of and for the year ended December 31, 2004. Management is responsible for the Company's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was conducted in accordance with attestation standards established by the American
Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the minimum servicing standards specified above and performing such other procedures, as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.
Our examination does not provide a legal determination on the Company's compliance with the minimum servicing standards.

In our opinion, management's assertion that the Company complied with the aforementioned minimum servicing standards as of and for the year ended December 31, 2004 is fairly stated, in all material respects.



/s/ KPMG LLP

February 23,2005

d)

[ERNST & YOUNG logo]
	Ernst & Young LLP		Phone: (216) 861-5000
	1300 Huntington Building	www.ey.com
	925 Euclid Avenue
	Cleveland, Ohio 44115


             Report on Management's Asserion on Compliance with the Specified Minimum Servicing Standards Set Forth in the
        Uniform Single Attestation Program for Mortgage Bankers

                  Report of Independent Accountants


Board of Directors
National City Mortgage Co.

We have examined management's assertion, included in the accompanying report titled Report of Management, that National City Mortgage Co. (NCM) complied with the minimum servicing standards identified in Exhibit A to the Report of Management (the specific minimum servicing standards) as set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP) during the year-ended December 31, 2004. Management is responsible for NCM's compliance with the specified minimum servicing standards. Our responsibility is to express an opinion on management's assertions about NCM's compliance based on our examination.

Our examination was made in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about NCM's compliance with the specified minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on NCM's compliance with specified minimum servicing standards.

In our opinion, management's assertion that NCM complied with the aforementioned specified minimum servicing standards during the year ended December 31, 2004, is fairly stated, in all material respects.



			/s/ Ernst & Young LLP

March 11, 2005